MEDICUS PHARMA LTD.

10.00% Unsecured Convertible Notes due 2025

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INDENTURE

Dated as of May 3, 2024

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Odyssey Trust Company,

as Trustee

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Appendix

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THIS INDENTURE, dated as of May 3, 2024, is between Medicus Pharma Ltd. (including any successors in accordance with this Indenture, the "Company"), a corporation subsisting under the Business Corporations Act (Ontario) and Odyssey Trust Company, as trustee (the "Trustee").

WHEREAS the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of a series of notes designated as 10.00% Unsecured Convertible Notes due 2025 in an aggregate principal amount of up to U.S.$10,000,000 (the "Notes"), which may be issued on one or more dates;

NOW THEREFORE each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes issued under this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

1.01 Definitions

"62-104" means National Instrument 62-104 - Take-Over Bids and Issuer Bids.

"90% Redemption Right" has the meaning given to it in Section 3.07(7).

"90% Redemption Right Notice" has the meaning given to it in Section 3.07(7).

"Affiliate" means, at any time, with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition "Control" and "Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Applicable Securities Laws" means applicable securities laws (including rules, regulations, policies and instruments) in Canada, the United States and any other applicable jurisdiction.

"Authentication Order" has the meaning assigned to it in Section 2.03.

"Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and the Winding Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes, any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation, or other similar law of any jurisdiction, and any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations, or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

"Beneficial Owner" means any person who holds a beneficial interest in a Note that is represented by a Note certificate registered in the name of the Depository or its nominee, for the purposes of being held by or on behalf of the Depository as custodian for Participants.

"Board of Directors" means the board of directors of the Company.

"Business Combination Notice" has the meaning given to it in Section 4.02(1).

"Business Combination" has the meaning given to it in Section 4.02(1).

"Business Day" means each day that is not a Saturday, Sunday or, solely in relation to a payment to be made by the Company, any other day on which banking institutions in Philadelphia, Pennsylvania or Toronto, Ontario are authorized or required by law to close.

"Canadian dollars" or "CDN$" means such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.

"Cash Interest" has the meaning given to it in Section 2.12(6).

"Cash Interest Payment Election Notice" means a written irrevocable notice delivered by a Holder to the Company and the Trustee specifying the interest obligation to which the election relates in the form of Schedule 1 attached hereto.

"CDS" means CDS Clearing and Depository Services Inc. and its nominees, successors and assigns.

"Change of Control" means any circumstance arising after the date hereof in which the Company becomes aware that a Person or a combination of Persons, acting jointly or in concert (within the meaning of National Instrument 62-104 - Take-Over Bids and Issuer Bids), other than any Permitted Holders, acquires Voting Securities of the Company which, together with all other Voting Securities of the Company held by such Persons, constitute in the aggregate more than 50% of all outstanding Voting Securities of the Company; provided that, the foregoing shall be deemed not to be a Change of Control if such acquisition of Voting Securities does not entitle such Person(s) to more than 50% of the votes attached to all outstanding Voting Securities of the Company whether as a result of the voting restrictions under a securityholders agreement or otherwise; provided further that a transaction will be deemed not to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following the transaction are the same as the holders of the Company's voting shares immediately prior to the transaction or (B) immediately following the transaction, the holders of the Company's voting stock immediately prior to the transaction (or another holding company satisfying the requirements of this sentence) are the beneficial owners, directly or indirectly, or more than fifty percent of the voting shares of such holding company.

"Change of Control Purchase Date" has the meaning given to it in Section 3.07(5).

"Common Shares" means common shares in the capital of the Company, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 4.04, "Common Shares" shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up.

"Company Order" means an order or direction in writing signed by any one officer or director of the Company.

"continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

"Control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, or make investment decisions on behalf of such Person, whether through the ability to exercise voting powers, by contract, or otherwise and "Controlled by" has the corresponding meaning.

"Corporate Trust Office" means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1230 - 300 5th Avenue S.W., Calgary, Alberta, Canada T2P 3C4, Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

"Current Market Price" means the VWAP of the Common Shares on the Principal Exchange for the 20 consecutive trading days ending on the date immediately preceding the applicable date; provided that if the Common Shares are quoted on the Principal Exchange in Canadian dollars, then the exchange rate used to convert from Canadian dollars to U.S. dollars shall be the applicable Bank of Canada daily average exchange rate on the applicable date; provided, further, that if no such VWAP or exchange rate, as applicable, is available, "Current Market Price" shall be the fair value of a Common Share as determined by the Board of Directors.

"Date of Conversion" has the meaning given to it in Section 4.03(9).

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Definitive Notes" means certificated Notes and uncertificated notes (Direct Registration System).

"Depository" means CDS, and such other Persons (and their nominees, successors and assigns) as are designated from time to time in writing by the Company and acceptable to the Trustee to act as depository in respect of the Notes.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Expiration Date" has the meaning given to it in Section 4.04(5).

"Expiration Time" has the meaning given to it in Section 4.04(5).

"Expiry Date" has the meaning given to it in Section 3.07(2).

"Expiry Time" has the meaning given to it in Section 3.07(2).

"Fair Market Value" means, (i) with respect to a Common Shares, the Current Market Price and (ii) otherwise, fair market value as determined by the Board of Directors.

"First Optional Conversion Date" means January 1, 2025 or, subject to applicable regulatory approval, such earlier date as the Company may specify by notice to the Holders.

"Global Note" means a Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.02 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository's book-entry only registration system.

"Government Securities" means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

"Holders' Request" means an instrument signed in one or more counterparts by the registered holder or holders of not less than 25% in aggregate principal amount of the outstanding Notes requesting the Trustee to take an action or proceeding permitted by this Indenture.

"IFRS" means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as in effect in Canada from time to time.

"Indenture" means this Indenture as modified, amended, supplemented or amended and restated from time to time.

"Ineligible Persons" means any Person whose address is in, or whom the Company or its transfer agent has reason to believe is a resident of, any jurisdiction outside of Canada or the United States to the extent that: (i) the issuance or delivery by the Company to such Person, upon an IPO Conversion or Change of Control Conversion, of Common Shares, would require the Company to take any action to comply with securities or analogous laws of such jurisdiction; or (ii) the Company or its transfer agent would be obligated to make or remit any tax withholdings or deductions to a governmental authority in connection with the delivery to such Person of Common Shares upon an IPO Conversion or Change of Control Conversion.

"Interest Payment Date" has the meaning given to it in Section 2.12(2).

"Interest Share Market Price" means, with respect to any Interest Payment Date, the last closing price of the Common Shares on the Principal Exchange prior to the Interest Payment Date.

"IPO Conversion Price" means the greater of (1) a 20% discount to the price per Common Share offered to the public in a U.S. Initial Public Offering and (2) the Non-IPO Conversion Price.

"Issue Date" means the first date on which some or all of the Notes are issued under this Indenture.

"Material Subsidiary" means any Subsidiary of the Company which has consolidated assets equal to or greater than 10% of the consolidated assets of the Company and its Subsidiaries.

"Maturity Date" means December 31, 2025.

"Maturity Date Interest" has the meaning given to it in Section 2.12(6).

"Non-IPO Conversion Price" is equal to U.S.$2.00 such that 500 Common Shares shall be issued for each U.S.$1,000 principal amount of Notes converted, subject to adjustment in accordance with Section 4.04.

"Non-IPO Conversion Rate" means, at any time of determination, U.S.$1,000 divided by the Non-IPO Conversion Price then in effect.

"Note Offer" has the meaning given to it in Section 3.07(1).

"Notes" has the meaning given to it in the recitals of this Indenture.

"Notes Custodian" means the custodian with respect to the Global Notes, if and when issued (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

"Offer Price" has the meaning given to it in Section 3.07(1).

"Officer" means the President, Chairman, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President or Vice President, any Treasurer or any Secretary of the Company.

"Officer's Certificate" means a certificate signed by an Officer and provided to the Trustee.

"Opinion of Counsel" means a written opinion reasonably acceptable to the Trustee from legal counsel and which opinion may be subject to customary assumptions, qualifications and exclusions. The counsel may be an employee of or counsel to the Company.

"Optional Conversion" has the meaning given to it in Section 4.03(1).

"Optional Conversion Time" has the meaning given to it in Section 4.03(3).

"Par Call Date" means January 1, 2025.

"Participant" means a Person recognized by the Depository as a participant in the non-certificated inventory system administered by the Depository.

"Paying Agent" has the meaning given to it in Section 2.04.

"Permitted Holder" means Dr. Raza Bokhari or any entity directly or indirectly controlled by Dr. Raza Bokhari.

"Person" means any individual, corporation, partnership, joint venture (other than an unincorporated joint venture), association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Principal Exchange" means, at any time of determination, (i) if the Common Shares are then listed on a U.S. national securities exchange and have been so listed for twenty consecutive trading days, such U.S. national securities exchange and (ii) otherwise, the principal Canadian securities exchange, if any, on which the Common Shares are then listed. As of the date of this Indenture, the Principal Exchange is the TSX Venture Exchange.

"Purchased Common Shares" has the meaning given to it in Section 4.04(5).

"Record Date" means (i) with respect to the Maturity Date, December 15, 2025 and (ii) with respect to an Interest Payment Date, the date determined as the record date for the determination of the Holders to which interest on the Notes is payable on such Interest Payment Date, which shall be April 15 in the case of a May 1 interest payment date and October 15 in the case of a November 1 Interest Payment Date.

"Registrar" has the meaning given to it in Section 2.04.

"Required Holders" means, at any time, the Holders of more than 50% in principal amount of the Notes at such time outstanding (exclusive of Notes then owned or held by the Company or any of its controlled Affiliates).

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Successor Person" has the meaning given to it in Section 9.01(1)(i).

"Subsidiary" has the meaning given to it in the Securities Act (Ontario).

"Transaction Instruction" means a written order signed by the holder or the Depository entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Trustee, requesting one or more such actions to be taken in respect of a Note held by a Beneficial Owner.

"Trustee" has the meaning given to it in the recitals.

"Unclaimed Funds Return Date" has the meaning given to it in Section 3.07(12).

"U.S. Dollars" or "U.S.$" means such currency of the United States of America which, as at the time of payment or determination, is legal tender therein for the payment of public or private debts.

"U.S. Initial Public Offering" means the closing of the Company's first firm commitment underwritten initial public offering of Common Shares in the United States pursuant to a registration statement filed under the Securities Act, accompanied by a listing of the Common Shares on a U.S. national securities exchange.

"Voting Securities" means shares of capital stock of any Person that is entitled to vote in the election of the board of directors of such Person.

"VWAP" means the per share volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the Principal Exchange.

1.02 Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3) "or" is not exclusive;

(4) "including" means including without limitation (and "includes" and other similar derivations shall have the same import);

(5) words in the singular include the plural and words in the plural include the singular;

(6) references to sections of, or rules under, legislation shall be deemed to include substitute, replacement or successor sections or rules adopted in respect of such legislation from time to time;

(7) unless the context otherwise requires, any reference to an "Article", "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture; and

(8) all references to the date the Notes were originally issued shall refer to the Issue Date.

ARTICLE 2

THE NOTES

2.01 Form and Dating

(1) The Notes shall be dated as of the date they are issued and shall mature on the Maturity Date. Provisions relating to the Notes are set forth in the Appendix attached hereto (the "Appendix"), which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes shall be in minimum denominations of U.S.$1,000 and integral multiple of U.S.$1,000 in excess thereof.

(2) The maximum aggregate principal amount of Notes authorized to be issued and certified under this Indenture is U.S.$10,000,000.

2.02 Issue of Global Notes

(1) The Company may specify that the Notes are to be issued in whole or in part as one or more Global Notes registered in the name of a Depository, or its nominee, designated by the Company in a written direction of the Company delivered to the Trustee at the time of issue of such Notes, and in such event the Company shall execute and the Note shall certify and deliver one or more Global Notes that shall:

(A) represent an aggregate amount equal to the principal amount of the outstanding Notes to be represented by one or more Global Notes;

(B) be delivered by the Trustee to such Depository or pursuant to such Depository's instructions; and

(C) bear a legend substantially to the following effect:

"THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."

(2) Each Depository designated for a Global Note must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.03 Execution and Authentication

(1) An Officer shall sign the Notes for the Company by manual or electronic signature.

(2) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(3) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(4) If the Notes are issued as certificated Notes or Global Notes, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an "Authentication Order"), authenticate and deliver certificated Notes or Global Notes, as the case may be, in such names and amounts as the Company shall direct in an Authentication Order.

(5) If the Notes are issued as via the Direct Registration System, the Trustee shall, upon receipt of a treasury direction of the Company signed by an Officer of the Company (a "Treasury Direction"), deliver Notes via the Direct Registration System in such names and amounts as the Company Shall Direct in a Treasury Direction.

(6) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

2.04 Registrar and Paying Agent

(1) The Company shall maintain an office or agency (which may be the office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency (which may be the office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may change any Paying Agent or Registrar without prior notice to any Noteholder. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

(2) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.08. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

(3) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

2.05 Paying Agent to Hold Money in Trust

The Company shall deposit with the Paying Agent, by wire a sum sufficient to pay the principal amount of Notes that become due and payable. The wire must be sent prior to 11:00 a.m. (Calgary time) on the Business Day prior to the date principal becomes due. If payment is made by a certified cheque, such cheque shall be forwarded at least three Business Days prior to the date principal becomes due. Principal will be considered paid on the date due if the Paying Agent holds (as of 11:00 a.m., Calgary time, on the Business Day prior to the due date) money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal then due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

2.06 Noteholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

2.07 Transfer and Exchange

(1) The Notes shall be issued in fully registered form without coupons and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. A Holder may transfer or exchange Notes in accordance with the provisions of this Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders shall be required to pay all taxes due on transfer. The Company shall not be required to transfer or exchange any Note selected for redemption. Also, the Company shall not be required to transfer or exchange any Note for a period of 15 days before the redemption date or between a Record Date and the next succeeding Interest Payment Date, except the unredeemed portion of any Note being redeemed in part. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by CDS.

(2) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(3) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Notes which the Holder making the exchange is entitled to in accordance with the provisions of the Appendix.

2.08 Replacement Notes

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed, wrongfully taken or is inaccessible, the Company shall issue, at its expense, and the Trustee shall authenticate, a replacement Note, subject to, in the case of a lost, destroyed or wrongfully taken Note, furnishing to the Company such evidence of the loss, theft or destruction of the Note as shall be satisfactory to it in its discretion and the satisfaction of any reasonable requirements of the Trustee. Such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced.

2.09 Outstanding Notes

(1) Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(2) If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

2.10 Temporary Notes

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

2.11 Cancellation

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.

2.12 Concerning Interest

(1) Every Note, whether issued originally or in exchange or in substitution for previously issued Notes, shall bear interest from and including the later of: (i) its date of issue; and (ii) the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Notes, to but excluding the next Interest Payment Date.

(2) The Company will pay interest on the principal amount of the Notes semi-annually in arrears on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing November 1, 2024, at the rate of 10.00% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes only of providing the disclosure required by the Interest Act (Canada), the yearly rate of interest for purposes thereof that is equivalent to the rate payable under the Notes is the rate payable under the Notes multiplied by the actual number of days in the year divided by 360.

(3) Subject to accrual of any interest on unpaid interest from time to time, interest on each Note will cease to accrue from the earlier of the Maturity Date of such Note and, if such Note is called for redemption, the applicable redemption date, unless, in each case, upon due presentation and surrender of such Note for payment on or after such Maturity Date or redemption date, as the case may be, such payment is improperly withheld or refused by the Company.

(4) Wherever in this Indenture or the Notes there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable in cash pursuant to this Indenture, any Notes or any supplemental indenture, and express mention of interest on amounts in default in any of the provisions of this Indenture or the Notes will not be construed as excluding such interest in those provisions of this Indenture or the Notes in which such express mention is not made.

(5) Except as otherwise provided herein, if the date for payment of any amount of principal or interest in respect of any Note is not a Business Day, then payment will be made on the next Business Day and the Holder of such Note will not be entitled to any further interest or other payment in respect of the delay.

(6) Provided that all necessary regulatory approvals have been obtained (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), (i) the interest payable on each Interest Payment Date (excluding the Maturity Date) and (ii) the accrued and unpaid interest payable pursuant to Section 4.05 upon a conversion, shall be payable in Common Shares, unless, subject to the provisions and conditions of Section 2.13, a Holder has elected to receive cash in lieu of Common Shares in respect of interest payable on any Interest Payment Date or upon a conversion (as applicable) by delivering a Cash Interest Payment Election Notice to the Company and the Trustee in accordance with Section 2.13. Notwithstanding anything to the contrary in the Notes or in this Indenture, (i) interest for the final interest period ending on the Maturity Date will be paid entirely in cash ("Maturity Date Interest") in the same manner as the repayment of the aggregate principal amount of the notes then outstanding and (ii) the payment of accrued and unpaid interest in connection with any redemption or repurchase of Notes under this Indenture will be made solely in cash (any such interest, Maturity Date Interest and other interest payable in cash in accordance with this Indenture, "Cash Interest"). To the extent necessary regulatory approvals have not been obtained to issue Common Shares in respect of the interest payable on any Interest Payment Date or upon a conversion, as the case may be (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), the Company will pay such interest in cash as Cash Interest.

(7) The number of Common Shares to be issued in respect of interest on any Interest Payment Date or upon a conversion pursuant to Section 4.05 shall be determined based on the Interest Share Market Price by dividing the interest payable to each Noteholder on such Interest Payment Date or upon such conversion by the Interest Share Market Price; provided that the Interest Share Market Price shall not be lower than the "market price" determined in accordance with Section 2.2(a) of Policy 4.1 of the TSX Venture Exchange Company Manual, if then applicable, and shall be subject to the applicable requirements of any exchange on which the Common Shares are then listed. No fractional Common Shares shall be issued and the number of Common Shares to be issued will be rounded down to the nearest whole number of Common Shares. The Company will not make in payment in respect of fractional Common Shares that would have been issued if not for this clause (7).

(8) If all necessary regulatory approvals have been obtained for the Company to pay interest in Common Shares (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), the Company shall deliver a certificate or certificates representing such Common Shares or deposit such Common Shares through the Depository's non-certificated system or through the Direct Registration System (in each case, including any restrictions or legends that may be required under Applicable Securities Laws) to the Holder on the applicable Interest Payment Date and not later than ten (10) Business Days following a conversion.

(9) The Company shall, if applicable, pay the Cash Interest due upon the principal amount of each interest-bearing Definitive Note (except interest payable on maturity or redemption of a certificated Note which, at the option of the Company, may be paid only upon presentation of such certificated Note for payment) by forwarding or causing to be forwarded by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Trustee and the Company determine to be appropriate) a cheque for such interest (less any tax required by law to be deducted or withheld) payable to the Holder of such Definitive Note on the applicable Record Date for each applicable Interest Payment Date at the address appearing on the applicable register unless otherwise directed in writing by the Holder or, in the case of registered joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the applicable register and negotiable at par at each of the places at which interest upon such Definitive Note is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Definitive Note to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non- receipt of such cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Company, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Company, at its option, may cause the amount payable in respect of interest to be paid to a Noteholder by wire or other electronic transfer to an account maintained by such Noteholder or in any other manner acceptable to the Trustee. If payment of interest is made by cheque, such cheque shall be forwarded at least three Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date.

(10) The Company shall, if applicable, pay the Cash Interest due upon the principal amount of each interest-bearing Global Note by wire to the Trustee (and then by the Trustee to the Depository or its nominee) for subsequent payment to beneficial holders of interests in that Global Note, unless the Company, the Trustee and/or the Depository, as applicable, otherwise agree. Such funds as are required for the payments of interest on Global Notes shall be deposited by the Company with the Trustee or the Depository (or its nominee), as applicable, by wire on or before 11:00 a.m. (Calgary time) on the Business Day prior to the Interest Payment Date, or on the Business Day prior to the mailing date, if payment is to be made by cheque. If the funds are deposited with the Trustee, the Trustee shall pay such funds to the Depository or its nominee on or prior to the applicable Interest Payment Date. The deposit of funds by the Company with the Trustee or with the Depository (or its nominee), as applicable, with respect to the payment of interest will satisfy and discharge the liability of the Company in respect of the interest then due on such Global Note to the extent of the amount deposited (plus the amount of any tax deducted and withheld).

(11) In no event shall any interest or fee to be paid hereunder or under a Note exceed the maximum rate permitted by applicable laws. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under Applicable Securities Laws. It is further agreed that any excess actually received by a holder of a Note shall be credited against the principal of the Notes (or, if the principal shall have been or would thereby be paid in all, the remaining amount shall be credited or paid to the Company).

2.13 Cash Interest Payment Election

(1) Each Holder shall have the option to have interest paid by the Company in cash in lieu of Common Shares.

(2) In order to exercise its right to receive interest in cash, the Holder shall deliver to the Company and the Trustee a Cash Interest Payment Election Notice electing to receive such interest on such Interest Payment Date or conversion date (as applicable) in cash. Such Cash Interest Payment Election Notice shall be delivered at least ten (10) Business Days prior to the applicable Interest Payment Date or conversion date but no more than thirty (30) Business Days prior to such Interest Payment Date or conversion date.

2.14 CUSIP Numbers, ISINs, etc.

The Company in issuing the Notes may use "CUSIP" numbers, ISINs and "Common Code" numbers (in each case if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any "CUSIP" numbers, ISINs or "Common Code" numbers applicable to the Notes.

2.15 Currency of Payment

The principal of, interest and any other amounts payable under this Indenture shall, unless otherwise provided for in this Indenture, be payable in U.S. Dollars.

ARTICLE 3

REDEMPTION

3.01 Notices to Trustee

(1) If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. Such notice shall be accompanied by an Officer's Certificate from the Company to the effect that such redemption will comply with the conditions herein. The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Notes to be redeemed pursuant to this Indenture.

(2) Notice of any redemption upon any corporate transaction or other event may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

3.02 Selection of Notes to Be Redeemed

If less than all of the Notes are to be redeemed at any time, the Trustee will cause the Notes to be redeemed on a pro rata basis and shall identify and/or select the physical Note of each Holder necessary to effect such partial redemption on such basis (or, in the case of a Note issued in global form, based on a method as CDS may require, or by such other method as the Trustee in its sole discretion deems to be fair and appropriate) unless otherwise required by law or applicable stock exchange or depository requirements.

3.03 Notice of Redemption

Notices of redemption shall be given by the Company in the manner provided for in Section 12.01 not less than 10 but not more than 60 days before the redemption date to each Noteholders to be redeemed, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture. The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption price including the calculation of interest;

(2) the redemption date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the "CUSIP" number, ISIN or "Common Code" number, if any, printed on the Notes being redeemed;

(8) that no representation is made as to the correctness or accuracy of the "CUSIP" number, ISIN, or "Common Code" number, if any, listed in such notice or printed on the Notes; and

(9) if the redemption is subject to the satisfaction of one or more conditions precedent, a description of each such condition and, if applicable, a statement that, in the discretion of the Company, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or the redemption date as so delayed.

At the Company's request, upon written notice provided at least two Business Days prior to the giving of notice of redemption (or such later time as the Trustee may agree), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section and a copy of the notice of redemption to be delivered to the Holders.

3.04 Effect of Notice of Redemption

Once the notice of redemption is delivered, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (subject to any conditions precedent to such redemption yet to be satisfied or waived by the Company). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to but not including the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. If a redemption date is on or after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes on the relevant Record Date and not to any other holder.

3.05 Deposit of Redemption Price

Prior to 11:00 a.m. (Calgary time) on the Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. If the Company complies with the foregoing provision of this Section 3.05, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.

3.06 Notes Redeemed in Part

Upon surrender of a Note identified and/or selected as aforesaid and that is redeemed in part only, a new Note in principal amount equal to the unredeemed portion of the original Note, based on the applicable notice of partial redemption, shall be issued in the name of the Noteholder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, and no interest shall accrue on any Notes so redeemed on or after the redemption date.

3.07 Redemption upon a Change of Control

Prior to the consummation of a Change of Control resulting from a Business Combination and within 30 days following the occurrence of any other Change of Control, the Company shall be obligated to offer to purchase all Notes then outstanding. The terms and conditions of such obligation (in addition to complying with Applicable Securities Laws) are set forth below:

(1) At least 10 days prior to the consummation of a Change of Control resulting from a Business Combination and within 30 days following the occurrence of any other Change of Control, the Company shall deliver to the Trustee a notice in writing stating that there is expected to be or has been a Change of Control and specifying the date on which such Change of Control is expected to occur or has occurred and the circumstances or events giving rise to such Change of Control together with a cash offer in writing (the "Note Offer") to purchase all (or any portion actually tendered to such offer) of the Notes then outstanding from the Holders at a price per Note equal to 101% of the principal amount of Notes being repurchased together with accrued and unpaid interest thereon up to but not including the Change of Control Purchase Date (as defined below) (the "Offer Price"). The Trustee will promptly thereafter deliver, electronically or by prepaid courier or mail, at the Company's election, the Note Offer to the holders of all Notes then outstanding, at their electronic or physical addresses, as applicable, appearing in the registers of holders of Notes maintained by the Trustee.

(2) The Note Offer shall specify the date (the "Expiry Date") and time (the "Expiry Time") on which the Note Offer shall expire which date and time shall not, unless otherwise required by Applicable Securities Laws, be earlier than the close of business on the 10th day and not later than the close of business on the 60th day following the date on which such Note Offer is made.

(3) The Note Offer shall specify that the Note Offer may be accepted by the Holders by tendering the Notes so held by them to the Trustee at its offices in Calgary, Alberta at or before the Expiry Time together with an acceptance notice in form and substance acceptable to the Trustee.

(4) The Note Offer shall specify that acceptance thereof is irrevocable except with the consent of the Company.

(5) The Note Offer shall state that holders of Notes may accept the Note Offer in respect of all or a portion (in a minimum amount of $1,000 principal amount and multiples thereof) of their Notes.

(6) The Note Offer shall specify a date (the "Change of Control Purchase Date") no later than the third Business Day following the Expiry Date on which the Company shall take up and pay for all Notes duly tendered in acceptance of the Note Offer.

(7) The Company shall, on or before 11:00 a.m. (Calgary time), on the Business Day immediately prior to the Change of Control Purchase Date pay to the Trustee by wire transfer or such other means as may be acceptable to the Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Notes duly tendered to the Note Offer (less any tax required by law to be deducted). The Trustee, on behalf of the Company, will pay the Offer Price to the holders of Notes in the respective amounts to which they are entitled in accordance with the Note Offer as aforesaid.

(8) If holders of 90% or more of the aggregate principal amount of Notes outstanding on the date the Company delivers the Note Offer to the Trustee (other than Notes held at such date by or on behalf of the Company, associates or Affiliates of the Company or anyone acting jointly or in concert with the Company) accept the Note Offer, the Company shall have the right (the "90% Redemption Right"), upon written notice (the "90% Redemption Right Notice") provided to the Trustee within ten Business Days following the Expiry Date, to redeem on the purchase date specified in the 90% Redemption Right Notice all the Notes remaining outstanding at the Offer Price and on the other terms and conditions provided herein. Upon receipt of such notice by the Trustee, the Trustee shall promptly provide written notice to each Holder of outstanding Notes (other than those that have accepted the Note Offer) that:

(i) the Company has exercised the 90% Redemption Right and is purchasing all outstanding Notes effective as at the Change of Control Purchase Date at the Offer Price;

(ii) such Holder must surrender its Notes to the Trustee on the same terms as those holders that accepted the Note Offer within ten days after the sending of such notice; and

(iii) the rights of such holder under the terms of the Notes and this Indenture shall cease to be effective as of the Change of Control Purchase Date provided the Company has, on or before the date on which the Company delivers the 90% Redemption Right Notice to the Trustee, paid the aggregate Offer Price to, or to the order of, the Trustee and thereafter such Holder's Notes shall not be considered to be outstanding and such holder shall not have any rights hereunder except to receive such Offer Price to which such holder is entitled upon surrender and delivery of such Holder's Notes in accordance with the Indenture.

(9) The Company shall on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the date on which the Company delivers the 90% Redemption Right Notice pay to the Trustee by wire transfer or such other means as may be acceptable to the Trustee an amount of money sufficient to pay the aggregate Offer Price in respect of all Notes to be redeemed pursuant to the 90% Redemption Right (less any tax required by law to be deducted). The Trustee, on behalf of the Company, will pay the Offer Price to the holders of Notes in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such Holders' Notes.

(10) The Notes in respect of which the Company has made payment to the Trustee in accordance with the terms of this Section 3.07 (or the portion thereof tendered in acceptance of the Note Offer) shall thereafter no longer be considered to be outstanding under this Indenture. The Company shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with the Note Offer and the exercise of the 90% Redemption Right, if applicable. All Notes in respect of which payment of the Offer Price has been so made shall be cancelled by the Trustee.

(11) In the event only a portion of the principal amount of an Note is tendered by a Holder thereof in acceptance of the Note Offer, the Company shall execute and deliver to the Trustee and the Trustee shall certify and deliver to the holder, without charge to such holder, a certificate (if applicable) or such other evidence of ownership representing the principal amount of the Note not so tendered in acceptance of the Note Offer.

(12) Notes for which Holders have accepted the Note Offer in accordance with this Section 3.07 shall become due and payable at the Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the money necessary to purchase the Notes shall have been deposited as provided in this Section 3.07 and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Notes shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

(13) In case the holder of any Note to be purchased in accordance with this Section 3.07 shall fail on or before the Change of Control Purchase Date to so surrender such Holder's Note or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Noteholder shall have no other right except to receive payment of the monies so paid and deposited, or both, upon surrender and delivery of such Holder's Note. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal or interest, if any, on Notes issued hereunder shall remain so deposited for a period of three years less a day from the Change of Control Purchase Date (the "Unclaimed Funds Return Date"), then such monies together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Company and the Trustee shall not be responsible to Noteholders for any amounts owing to them. Notwithstanding the foregoing, the Trustee will pay to the Company any remaining funds deposited hereunder prior to the Business Day immediately preceding the Unclaimed Funds Return Date upon receipt from the Company or one of its Subsidiaries of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the Unclaimed Funds Return Date, the Company shall reimburse the Trustee for any amounts required to be paid by the Trustee to a Holder of a Note pursuant to the Note Offer after the date of such payment of the remaining funds to the Company but prior to the Unclaimed Funds Return Date.

(14) Subject to the provisions above related to Notes purchased in part, all Notes paid under this Section 3.07 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(15) If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest on the Notes, if any, will be paid only to the Person in whose name the Note is registered at the close of business on such Record Date.

(16) A Note Offer made prior to the occurrence of a Change of Control resulting from a Business Combination may be contingent on the completion of the Business Combination.

ARTICLE 4

CONVERSION OF NOTES

4.01 U.S. Initial Public Offering Conversion

Following the completion of a U.S. Initial Public Offering on or prior to December 31, 2024, all Notes then outstanding shall be automatically converted into Common Shares at the IPO Conversion Price (an "IPO Conversion"). The terms and conditions of such IPO Conversion (in addition to complying with Applicable Securities Laws) are set forth below:

(1) Within 3 Business Days following the public issuance of a preliminary prospectus for a U.S. Initial Public Offering, the Company shall deliver to the Trustee a notice in writing stating that the Company has launched the marketing of a U.S. Initial Public Offering and specifying the approximate date on which such U.S. Initial Public Offering is scheduled to close (the "Initial IPO Notice"). The Trustee will promptly thereafter deliver, electronically or by prepaid courier or mail, at the option of the Company, the Initial IPO Notice to the holders of all Notes then outstanding, at their electronic or physical addresses, as applicable, appearing in the register of holders of Notes maintained by the Trustee.

(2) Promptly (and in any event at least one Business Day prior to the closing of the applicable U.S. Initial Public Offering) following the date of a fully executed underwriting agreement or equivalent document for a U.S. Initial Public Offering, the Company shall deliver to the Trustee a notice in writing stating the IPO Conversion Price and the date on which such U.S. Initial Public Offering is scheduled to close.

(3) Promptly (and in any event no more than three Business Days) after the closing time of such U.S. Initial Public Offering (the "IPO Conversion Time"), the outstanding Notes of each Noteholder shall be automatically converted into Common Shares at the IPO Conversion Price.

(4) Notwithstanding any other provision of this Indenture, if the IPO Conversion Time occurs after a Record Date for the payment of interest and before the corresponding Interest Payment Date then no interest shall be paid to Noteholders on such Interest Payment Date.

(5) Upon an IPO Conversion, the Company reserves the right not to issue some or all, as applicable, of the Common Shares to Ineligible Persons. In such circumstances, the Company will hold all Common Shares that would otherwise be delivered to Ineligible Persons, as agent for such Ineligible Persons, and will attempt to facilitate the sale of such Common Shares through a registered dealer retained by the Company for the purpose of effecting the sale (to parties other than the Company, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons. Such sales, if any, may be made at any time and any price. The Company will not be subject to any liability for failing to sell Common Shares on behalf of any such Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Company from the sale of any such Common Shares will be divided among the Ineligible Persons in proportion to the number of Common Shares that would otherwise have been delivered to them, after deducting the costs of sale and applicable taxes, if any. The Company will make payment of the aggregate net proceeds to Depository (if the Notes are then held in the book-entry only system) or to the registrar and transfer agent (in all other cases) for distribution to such Ineligible Persons in accordance with Depository procedures or otherwise.

4.02 Change of Control Conversion

Upon a Change of Control occurring on or prior to December 31, 2024, all Notes then outstanding that are not tendered to a Note Offer ("Non-Tendered Notes") shall be automatically converted into Common Shares at the Non-IPO Conversion Price then in effect (a "Change of Control Conversion"). The terms and conditions of such Change of Control Conversion (in addition to complying with Applicable Securities Laws) are set forth below:

(1) Within 5 Business Days following the execution by the Company of a definitive agreement for a business combination that would result in a Change of Control (a "Business Combination"), the Company shall deliver to the Trustee a notice in writing stating that the Company has executed a definitive agreement for a Business Combination and specifying the date on which such Business Combination is scheduled to occur and the circumstances or events giving rise to such Business Combination ("Business Combination Notice"). The Trustee will promptly thereafter deliver, electronically or by prepaid courier or mail, at the option of the Company, the Business Combination Notice to the holders of all Notes then outstanding, at their email or physical addresses, as applicable, appearing in the registers of holders of Notes maintained by the Trustee.

(2) Immediately prior to the effective time of a Business Combination (the "Business Combination Conversion Time"), the outstanding Non-Tendered Notes of each Noteholder shall be automatically converted into Common Shares ("Business Combination Conversion Shares") at the Non-IPO Conversion Price in effect immediately prior to the Business Combination Conversion Time. The holders of such Business Combination Conversion Shares shall be entitled to receive the same consideration as holders of Common Shares receive generally pursuant to the applicable Business Combination.

(3) Within 30 days following the Company becoming aware of a Change of Control that did not occur pursuant to an agreement entered into by the Company (an "Involuntary Change of Control"), the Company shall deliver to the Trustee a notice in writing stating that an Involuntary Change of Control has occurred and the reason it constitutes a Change of Control ("Involuntary Change of Control Notice"). The Trustee will promptly thereafter deliver, electronically or by prepaid courier or mail, at the option of the Company, the Involuntary Change of Control Notice to the holders of all Notes then outstanding, at their email or physical addresses, as applicable, appearing in the registers of holders of Notes maintained by the Trustee.

(4) Upon the Expiry Time for the Note Offer related to an Involuntary Change of Control (the "Involuntary Change of Control Conversion Time"), the outstanding Notes not tendered to such Note Offer shall be automatically converted into Common Shares ("Involuntary Change of Control Conversion Shares") at the Non-IPO Conversion Price in effect immediately prior to the Involuntary Change of Control Conversion Time.

(5) Notwithstanding any other provision of this Indenture, if the Business Combination Conversion Time or the Involuntary Change of Control Conversion Time, as applicable, occurs after a Record Date for the payment of interest and before the corresponding Interest Payment Date then no interest shall be paid to Noteholders on such Interest Payment Date.

(6) Upon a Change of Control Conversion, the Company reserves the right not to issue some or all, as applicable, of the Common Shares to Ineligible Persons. In such circumstances, the Company will hold all Common Shares that would otherwise be delivered to Ineligible Persons, as agent for such Ineligible Persons, and will attempt to facilitate the sale of such Common Shares through a registered dealer retained by the Company for the purpose of effecting the sale (to parties other than the Company, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons. Such sales, if any, may be made at any time and any price. The Company will not be subject to any liability for failing to sell Common Shares on behalf of any such Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Company from the sale of any such Common Shares will be divided among the Ineligible Persons in proportion to the number of Common Shares that would otherwise have been delivered to them, after deducting the costs of sale and applicable taxes, if any. The Company will make payment of the aggregate net proceeds to Depository (if the Notes are then held in the book-entry only system) or to the registrar and transfer agent (in all other cases) for distribution to such Ineligible Persons in accordance with Depository procedures or otherwise.

4.03 Optional Conversion

(1) On or after the First Optional Conversion Date, upon election by a holder, and in accordance with this Section 4.03, any Notes issued hereunder will be convertible into Common Shares at the Non-IPO Conversion Price (an "Optional Conversion").

(2) Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Note or Notes surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall not be issued.

(3) The holder of a Note desiring to convert such Note in whole or in part into Common Shares shall surrender such Note to the Trustee at its principal offices in the City of Calgary, Alberta together with the conversion notice attached hereto as Schedule 2 or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the Noteholder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Note in accordance with the provisions of this Article 4 (each such time of exercise, an "Optional Conversion Time"). Thereupon such Noteholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in Section 4.03(9)) as the holder of the number of Common Shares into which such Note is convertible in accordance with the provisions of this Article 4 and, within ten (10) Business Days after the Optional Conversion Time, the Company shall deliver to such Noteholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares or deposit such Common Shares through the Depository's non-certificated system or through the Direct Registration System and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 4.04(12) hereof.

(4) A Beneficial Owner may exercise the right evidenced by a Note to receive Common Shares by causing a Participant to deliver to the Depository on behalf of the Beneficial Owner, a notice of such Beneficial Owner's intention to convert the Notes in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Trustee a Transaction Instruction confirming its intention to convert Notes in a manner acceptable to the Trustee, including by electronic means.

(5) A notice in form acceptable to the Participant from such Beneficial Owner should be provided to the Participant sufficiently in advance so as to permit the Participant to deliver notice to the Depository and for the Depository in turn to deliver notice to the Trustee prior to the Maturity Date. The Depository will initiate the exercise by way of the Transaction Instruction and the Trustee will execute the exercise by issuing to the Depository through the non-certificated inventory system the Common Shares to which the exercising Noteholder is entitled pursuant to the conversion.

(6) By causing a Participant to deliver notice to the Depository, a Noteholder shall be deemed to have irrevocably surrendered his or her Notes so exercised and appointed such Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of Common Shares in connection with the obligations arising from such conversion.

(7) Any notice which the Depository determines to be incomplete, not in proper form, or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Participant to exercise or to give effect to the settlement thereof in accordance with the Noteholder's instructions will not give rise to any obligations or liability on the part of the Company or Trustee to the Participant or the Noteholder.

(8) Any Transaction Instruction referred to in this Section 4.03 shall be signed by the registered Noteholder, or its executors or administrators or other legal representatives or an attorney of the registered Noteholder, duly appointed by an instrument in writing satisfactory to the Trustee but such exercise form need not be executed by the Depository.

(9) For the purposes of this Article 4, a Note shall be deemed to be surrendered for conversion on the date on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article 4 or, in the case of Note held through the Depository which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Note so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at its offices specified in Section 4.03(3); provided that if a Note is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened (in each case, called the "Date of Conversion").

(10) Any part, being U.S.$1,000 or an integral multiple thereof, of a Note in a denomination in excess of U.S.$1,000 may be converted as provided in this Article 4 and all references in this Indenture to conversion of Notes shall be deemed to include conversion of such parts.

(11) The holder of any Note of which only a part is converted shall, upon the exercise of his right of conversion, surrender such Note to the Trustee in accordance with Section 4.03(3), and the Trustee shall cancel the same and shall without charge forthwith authenticate and deliver to the holder a new Note or Notes in an aggregate principal amount equal to the unconverted part of the principal amount of the Note so surrendered or, with respect to a Note held through the Depository, registration and surrender of interests in the Notes will be made only through the Depository's non-certificated system.

(12) Notwithstanding any other provision of this Indenture, if an Optional Conversion Time occurs after a Record Date for the payment of interest and before the corresponding Interest Payment Date then no interest shall be paid to the converting Holder on such Interest Payment Date.

4.04 Adjustments

The Non-IPO Conversion Price in effect at any date shall be subject to adjustment, without duplication, from time to time as set forth below.

(1) If and whenever at any time prior to the Maturity Date, the Company shall: (i) subdivide or redivide the outstanding Common Shares into a greater number of shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares, which shall be subject to Section 4.04(5)), the Non-IPO Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation, or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the ratio of the number of outstanding Common Shares outstanding immediately prior to such subdivision, redivision, dividend or distribution over the number of Common Shares outstanding immediately after such subdivision, redivision, dividend or distribution, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to ratio of the number of outstanding Common Shares outstanding immediately prior to such reduction combination or consolidation over the number of Common Shares outstanding immediately after such reduction combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 4.04(1) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (ii) and (iii) of this Section 4.04(1). To the extent that such dividend or distribution is not so made, the Non-IPO Conversion Price shall be re-adjusted to the Non-IPO Conversion Price which would then be in effect if such record date had not been fixed.

(2) If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares, which shall be subject to Section 4.04(5)) entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Fair Market Value of a Common Share on such record date (other than pursuant to a distribution reinvestment plan of the Company), the Non-IPO Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Non-IPO Conversion Price in effect on such record date by a fraction, of which (i) the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Fair Market Value per share; and (ii) the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Non-IPO Conversion Price shall be readjusted to the Non-IPO Conversion Price which would then be in effect if such record date had not been fixed or to the Non-IPO Conversion Price which would then be in effect if only the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(3) If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares and other than shares distributed to holders of Common Shares who have elected to receive dividends or distributions in the form of such shares in lieu of dividends or distributions paid in the ordinary course on the Common Shares (which shall be subject to Section 4.04(4)), (ii) rights, options or warrants (excluding rights, options or warrants subject to Section 4.04(2)); (iii) evidences of its indebtedness; or (iv) other assets (including, for clarification, any dividends or distributions paid, but excluding any cash dividend or distribution, which shall be subject to Section 4.04(4), and excluding any dividend or distribution that is subject to Section 4.04(1) then, in each such case, the Non-IPO Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Non-IPO Conversion Price in effect on such record date by a fraction, of which (i) the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Fair Market Value per Share on such record date, less the fair market value (as determined by the Board of Directors in good faith, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or other assets so distributed; and (ii) the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Fair Market Value per Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Non-IPO Conversion Price shall be re- adjusted to the Non-IPO Conversion Price which would then be in effect if such record date had not been fixed or to the Non-IPO Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or other assets actually distributed, as the case may be. In clause (iv) of this subsection (3) the term "dividends or distributions paid" shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of Shareholders.

(4) If and whenever at any time prior to the Maturity Date the Company shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any applicable period, the Non-IPO Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Non-IPO Conversion Price in effect on such record date by a fraction, of which (i) the numerator shall be the Fair Market Value per Share on such record date minus the amount in cash per Share distributed to holders of Common Shares; and (ii) the denominator shall be the Fair Market Value per Share on such record date. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Non- IPO Conversion Price shall be re-adjusted to the Non-IPO Conversion Price which would then be in effect if such record date had not been fixed. For the avoidance of doubt, if and to the extent any adjustment pursuant to Sections 4.04(1), 4.04(2) and 4.04(3) is made, no adjustment to the Non-IPO Conversion Price pursuant to this Section 4.04(4) shall also be made. In this subsection (4) the term "dividends" or "distributions" shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of Shareholders.

(5) If any issuer bid made by the Company or any of its Subsidiaries for all or any portion of the Common Shares shall expire, then, if the issuer bid shall require the payment to Shareholders who accept such bid of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Fair Market Value per Common Share on the last date (the "Expiration Date") tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Non-IPO Conversion Price in respect of the Notes shall be adjusted so that the same shall equal the price determined by multiplying the Non-IPO Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares (as defined below) but excluding any Common Shares held in the treasury of the Company) at the Expiration Time multiplied by the Fair Market Value per Common Share on the Expiration Date; and (ii) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value being as determined by the Board of Directors in good faith, which determination shall be conclusive) payable to Shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered to the issuer bid and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Common Shares"), and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Company) at the Expiration Time and the Fair Market Value per Common Share on the Expiration Date, such adjustment to be effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase Common Shares pursuant to any such issuer bid, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Non-IPO Conversion Price shall again be adjusted to be the Non-IPO Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this Section 4.04(5) to any issuer bid would result in an increase in the Non- IPO Conversion Price, no adjustment shall be made for such issuer bid pursuant hereto.

For purposes of this Section 4.04(5), the term "issuer bid" shall mean an issuer bid (other than an issuer bid which is exempt from the requirements of Part 2 of 62-104) under applicable Canadian securities laws or a take-over bid (other than a take-over bid which is exempt from the requirements of Part 2 of 62-104) under applicable Canadian securities laws by a Subsidiary of the Company for the Common Shares and all references to "purchases" of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to "tendered Common Shares" (and all similar references) shall mean and include Common Shares tendered in issuer bids.

(6) In any case in which this Section 4.04 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein (each a "Conversion Event"), the Company may defer, until the occurrence of such Conversion Event, issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the applicable Conversion Event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 4.04(6), have become the holder of record of such additional Common Shares pursuant to this Section 4.04.

(7) The adjustments provided for in this Section 4.04 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section.

(8) For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Company shall not be counted.

(9) In the event of any question arising with respect to the adjustments provided in this Section 4.04, such question shall be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company and acceptable to the Trustee (who may be the auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Trustee, and the Notes.

(10) In case the Company shall take any action affecting the Common Shares other than action described in this Section 5.04, which in the opinion of the Board of Directors acting in good faith would materially affect the rights of Noteholders, the Non-IPO Conversion Price shall be adjusted in such manner and at such time, by action of the Directors, as the Directors may in their sole discretion determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(11) No adjustment in the Non-IPO Conversion Price shall be made in respect of any event described in Sections 4.04(1), 4.04(2), 4.04(3) or 4.04(4) other than the events described in Sections 4.04(1)(i) or 4.04(1)(ii) if the holders of the Notes are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Notes prior to the effective date or record date, as the case may be, of such event.

(12) No adjustment to the Non-IPO Conversion Price shall be required unless the adjustment would require an increase or decrease of at least U.S.$0.01; provided, however, that the Company will carry forward any adjustments that result in an increase or decrease of less than U.S.$0.01 that the Company elects not to make and take such carried-forward adjustments into account upon (i) each conversion of Notes and (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Non-IPO Conversion Price by at least U.S.$0.01.

(13) Except as stated above in this Section 4.04, no adjustment will be made in the Non-IPO Conversion Price for any Notes as a result of the issuance of Common Shares at less than the Fair Market Value for such Common Shares on the date of issuance or the then applicable Non-IPO Conversion Price.

4.05 Accrued and Unpaid Interest on Conversion

Provided that all necessary regulatory approvals have been obtained (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), upon an IPO Conversion, Change of Control Conversion or Optional Conversion, all accrued but unpaid interest up to but not including the applicable conversion date on the Notes surrendered for conversion, shall be payable to the converting Holder by the Company in Common Shares unless subject to the provisions and conditions of Section 2.13, a Holder has elected to receive cash in lieu of Common Shares in respect of accrued but unpaid interest payable on conversion by delivering a Cash Interest Payment Election Notice to the Company and the Trustee in accordance with Section 2.13. To the extent necessary regulatory approvals have not been obtained to issue Common Shares in respect of accrued but unpaid interest payable on upon a conversion (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), the Company will pay such interest in cash as Cash Interest.

4.06 No Requirement to Issue Fractional Common Shares

The Company shall not be required to issue fractional Common Shares upon the conversion of Notes pursuant to this Article. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Notes to be converted. The Company will not make any payment in respect of a fractional Common Share that would have been issuable upon conversion of Notes if not for this Section 4.06.

4.07 Cancellation of Converted Notes

Notes converted in part and all Notes converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Note shall be issued in substitution for those converted.

4.08 Certificate as to Adjustment

The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.04 deliver an Officer's Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified and confirmed by the Company's auditors. The Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Noteholders specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Non-IPO Conversion Price. The certificate shall be conclusive evidence of the correctness of such adjustment.

4.09 Notice of Special Matters

The Company covenants with the Trustee that so long as any Note remains outstanding, it will give notice to the Trustee, and to the Noteholders of its intention to fix a record date for any event referred to in Section 4.04(1), 4.04(2), 4.04(3) or 4.04(4) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Non-IPO Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 5 days in each case prior to such applicable record date.

4.10 Protection of Trustee

Subject to Article 6, the Trustee:

(1) shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment in the Non-IPO Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(2) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Note; and

(3) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Note for the purpose of conversion, or to comply with any of the covenants contained in this Article 4.

4.11 Payment of Cash in Lieu of Common Shares

Upon conversion, the Company may offer and the converting Noteholder may agree to the delivery of cash for all or a portion of the Notes surrendered in lieu of Common Shares, the cash equivalent thereto to be determined on the basis of the Fair Market Value of the Common Shares to be received upon conversion on the Date of Conversion (less applicable withholding taxes, if any).

4.12 Representations of Converting Noteholders

Notwithstanding anything to the contrary in this Indenture, Common Shares of the Company will only be issued to a converting Noteholder pursuant to this Article 4 if such converting Noteholder has executed, prior to or concurrently with such conversion, a letter substantially in the form of Exhibit B (a "Conversion Representation Letter"). If such converting Noteholder fails to execute a Conversion Representation Letter in respect of a conversion, such conversion may, at the Company's option, be settled in cash.

ARTICLE 5

AFFIRMATIVE COVENANTS

5.01 Payment of Notes

The Company shall promptly pay the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

5.02 To Pay Trustee's Remuneration

The Company will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Notes or interest thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

5.03 To Give Notice of Default

The Company shall notify the Trustee promptly upon obtaining knowledge of any Event of Default hereunder.

ARTICLE 6

DEFAULTS AND REMEDIES

6.01 Events of Default

Each of the following is an "Event of Default":

(1) any default in the payment of the principal of, accrued interest on or other charges in respect of the Notes as and when the same shall become due and payable and the failure to cure (or obtain a waiver for) such default for a period of 15 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes to the Company specifying such default and requiring the Company to rectify such default or obtain a waiver for same;

(2) default in the delivery, when due, of any Common Shares, payable on conversion with respect to the Notes, which default continues for 15 days;

(3) default in the observance or performance of any covenant or condition of this Indenture or in a Note purchase agreement by the Company and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes to the Company specifying such default and requiring the Company to rectify such default or obtain a waiver for same;

(4) if a decree or order of a Court having jurisdiction is entered adjudging the Company or any Material Subsidiary a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Company or any Material Subsidiary, or appointing a receiver of, or of any substantial part of, the property of the Company or any Material Subsidiary or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days; or

(5) if the Company or any Material Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or any Material Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

6.02 Notice of Defaults

If a Default occurs, is continuing and is actually known to the Trustee, the Trustee shall send to each Noteholder notice of the Default within 30 days after it occurs unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of the Noteholders.

6.03 Acceleration

(1) In the case of an Event of Default specified in Sections 6.01(4) or 6.01(5) with respect to the Company, all outstanding Notes, plus all accrued and unpaid interest thereon will become due and payable immediately without further action or notice.

(2) If any other Event of Default occurs and is continuing, and is known to the Trustee, the Trustee or the Required Holders may declare all the Notes, plus all accrued and unpaid interest thereon to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

(3) The Required Holders by written notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

6.04 Other Remedies

(1) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(2) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by applicable law.

6.05 Waiver of Past Defaults

The Required Holders may, by written notice to the Trustee, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, or interest, if any, on, the Notes. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

6.06 Control by Majority

The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee upon the Trustee being funded and indemnified for the costs thereof to the reasonable satisfaction of the Trustee by the Company or the Required Holders. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, and interest on, if any, Notes. The Company agrees to indemnify and reimburse any such Holder or Holders who advance funds for the purposes of enforcing rights of the Holders hereunder.

6.07 Limitation on Suits

Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Required Holders make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, the Required Holders do not give the Trustee a direction inconsistent with such request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial Noteholders to pursue such remedy with respect to the portion of the Global Note that represents such beneficial Holder's Notes as if such Definitive Notes had been issued.

6.08 Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.09 Collection Suit by Trustee

If an Event of Default specified in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

6.10 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Notes Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07.

6.11 Priorities

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, rateably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11. At least 15 days before such record date, the Company shall send to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

6.12 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable out-of-pocket attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

6.13 Waiver of Stay or Extension Laws

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

7.01 Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee will be liable for its own fraud, wilful misconduct, bad faith and gross negligence. The Trustee will not be liable for any act or default on the part of any agent employed by it or a co-Trustee, or for having permitted any agent or co-Trustee to receive and retain any money payable to the Trustee, except as aforesaid.

7.02 Conditions Precedent to Trustee's Obligations to Act Hereunder

(1) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Holders hereunder shall be conditional upon any one or more Holders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. The Company agrees to indemnify and reimburse any such Holder or Holders who advance funds for the purposes of enforcing rights of the Holders hereunder.

(2) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders of Notes at whose instance it is acting to deposit with the Trustee such Notes held by them for which Notes the Trustee shall issue receipts.

7.03 Investment of Money Held by Trustee

(1) Unless herein otherwise expressly provided, any of the funds held by the Trustee may be deposited in a trust account in the name of the Trustee (which may be held with the Trustee or an Affiliate of the Trustee), which account may be non-interest bearing. Upon the written direction of the Company, the Trustee shall invest in its name such funds in Authorized Investments in accordance with such direction. Any direction by the Company to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 11:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Trustee after 11:00 a.m. (Calgary time), or received on a non-Business Day, shall be deemed to have been given prior to 11:00 a.m. on the next Business Day. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to the Company, or to the Holder of any Note, or to any person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates.

(2) Unless and until the Trustee shall have declared the principal amount of the Notes to be due and payable, the Trustee shall pay over to the Company all interest received by the Trustee with respect to any investments or deposits made pursuant to the provisions of this Section.

(3) For the purposes of this section, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the government of Canada or a Province or a Canadian chartered bank (which may include an affiliate (as defined in this section) or related party of the Trustee) provided that such obligation is rated at least R1 (middle) by DBRS or an equivalent rating service. For certainty, the Company and the holders acknowledge and agree that the Trustee has no obligation or liability to confirm or verify that investment instructions delivered pursuant to this Section 7.03 comply with the definition of Authorized Investments.

7.04 Rights of Trustee

(1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(3) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

(4) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(5) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(6) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(7) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(8) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Trustee, security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(9) The Trustee may at any time request, and the Company shall deliver an Officer's Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(10) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(11) The Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(A) to provide the services required under this Indenture and other services that may be requested from time to time;

(B) to help the Trustee manage its servicing relationships with such individuals;

(C) to meet the Trustee's legal and regulatory requirements; and

(D) if social insurance numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.odysseytrust.com, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

7.05 Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

7.06 Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

7.07 Reports by Trustee to Holders

As promptly as practicable, upon the Company's request, the Trustee shall deliver to each Noteholder any report received by the Trustee from the Company pursuant to Section 5.02.

7.08 Compensation and Indemnity

(1) The Company shall pay to the Trustee from time to time such compensation for its services as agreed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable, documented and out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable, documented and out-of-pocket compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, damage, claim or expense (including reasonable out-of-pocket attorneys' fees and expenses) including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.08) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable, documented and out-of- pocket fees and expenses of such counsel. Notwithstanding anything to the contrary, the Company need not reimburse any cost or expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own bad faith, willful misconduct, gross negligence or breach of its duties hereunder.

(2) The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or 6.01(5) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

7.09 Replacement of Trustee

(1) The Trustee may resign at any time by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and the Company not less than 30 days prior the effective date of such removal and may appoint a successor Trustee. The Company may remove the Trustee if:

(A) the Trustee fails to comply with Section 7.11;

(B) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C) a receiver or other public officer takes charge of the Trustee or its property; or

(D) the Trustee otherwise becomes incapable of acting.

(2) If the Trustee resigns or is removed by the Company or by the Required Holders and the Required Holders do not reasonably and promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(3) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08.

(4) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5) If the Trustee fails to comply with Section 7.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(6) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

(7) The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment determines that such act might cause it to be in non-compliance with any applicable anti- money laundering, anti-terrorist financing or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist financing or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company and the Noteholders; provided that (A) the Trustee's written notice shall describe the circumstances of such non-compliance; (B) if such circumstances are rectified to Trustee's satisfaction, within such 10 day period, then such resignation shall not be effective; and (C) the Trustee's resignation is only effective upon a successor trustee's acceptance of the appointment.

7.10 Successor Trustee by Merger

(1) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(2) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

7.11 Eligibility; Disqualification

The Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all provinces of Canada but if, notwithstanding the provisions of this Section 7.11, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Section 7.09.

7.12 No Conflict of Interest

The Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 7.12, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture and the Notes shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises.

ARTICLE 8

MEETINGS OF HOLDERS

8.01 Purpose, Effect and Convention of Meetings

(1) Wherever in this Indenture a consent, waiver, notice, authorization or resolution of the Holders (or any of them) is required, a meeting may be convened in accordance with this Article 8 to consider and resolve whether such consent, waiver, notice, authorization or resolution should be approved by such Holders. A resolution passed by the affirmative votes of the Holders of at least a majority of the outstanding principal amount of the Notes represented and voting on a poll at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Indenture shall constitute conclusively such consent, waiver, notice, authorization or resolution; provided that with respect to any of the matters described in clauses (1) through (7) of Section 10.02, such resolution may not be passed without the affirmative votes of each Holder affected.

(2) At any time and from time to time, the Trustee on behalf of the Company may and, on receipt of a Company Order or a Holders' Request and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Trustee by the Company or the Holders signing such Holders' Request, will, convene a meeting of all Holders.

(3) If the Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), the Company or such Holders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as the Company or those Holders designate, as applicable. Every such meeting will be held in Toronto, Ontario or such other place as the Trustee may in any case determine or approve. Any meeting held pursuant to this Article 8 may be done through a virtual or electronic meeting platform, subject to the Trustee's capabilities at the time.

8.02 Notice of Meetings

Not more than 60 days' nor less than 21 days' notice of any meeting of the Holders shall be given to the Holders, in the manner provided in Section 12.01 and a copy of such notice shall be sent by post or electronic delivery to the Trustee, unless the meeting has been called by it, and to the Company, unless such meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8. The accidental omission to give notice of a meeting to any Holder shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

8.03 Chair

Some individual, who need not be a Holder, nominated in writing by the Trustee shall be chair of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Holders present in person or by proxy shall choose some individual present to be chair.

8.04 Quorum

Subject to this Indenture, at any meeting of the Holders, a quorum shall consist of Holders present in person or by proxy and representing at least 25% of the principal amount of the outstanding Notes. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or pursuant to a Holders' Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum shall be present at the commencement of business.

8.05 Power to Adjourn

The chair of any meeting at which the requisite quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.06 Voting

On a poll each Holder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each U.S.$1,000 principal amount of the Notes of which it is the Holder. A proxyholder need not be a Noteholder. In the case of joint registered Holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint Holders.

8.07 Poll

A poll will be taken on every resolution submitted for approval at a meeting of Holders of Notes, in such manner as the chair directs, and the results of such polls shall be binding on all Holders. Every resolution will be decided by a majority of the votes cast on the poll for that resolution.

8.08 Proxies

A Noteholders may be present and vote at any meeting of Holders by an authorized representative. The Company (in case they convene the meeting) or the Trustee (in any other case) for the purpose of enabling the Holders of Notes to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(1) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any individual signing on behalf of a Holder;

(2) the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Holder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(3) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxies.

8.09 Persons Entitled to Attend Meetings

The Company and the Trustee, by their respective directors, officers and employees and the respective legal advisors of the Company, the Trustee or any Holder may attend any meeting of the Holders, but shall have no vote as such.

8.10 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Holders by resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by resolution will derogate in any way from the rights of the Company pursuant to this Indenture.

8.11 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

8.12 Instruments in Writing

Any consent, waiver, notice, authorization or resolution of the Holders which may be given by resolution at a meeting of the Holders pursuant to this Article 8 may also be given by the Required Holders by a signed instrument in one or more counterparts; provided that with respect to any of the matters described in clauses

(1) through (7) of Section 10.02, such signed instrument must be given by each Holder affected.

8.13 Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 8.12 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall, subject to applicable law, be bound to give effect accordingly to every such resolution and instrument in writing.

8.14 Evidence of Rights of Holders

(1) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor signed or executed by such Holders. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney will be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

(2) Notwithstanding Section 8.14(1), the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 9

SUCCESSORS TO THE COMPANY

9.01 Amalgamation, Consolidation, Merger and Sale of Certain Assets

(1) The Company may not, without the consent of the Required Holders, directly or indirectly: (x) amalgamate, consolidate or merge with or into another Person; or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the property of the Company to another Person; unless:

(i) either (A) the Company is the surviving entity; or (B) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than the Company) (in each case, the "Successor Person") assumes all the obligations of the Company in this Indenture either by operation of law or pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(ii) immediately after such transaction no Default or Event of Default exists; and

(iii) if the Company is not the surviving entity, the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, lease or transfer complies with this Section 9.01(1) and that all conditions precedent contained in this Indenture relating to such transaction have been complied with;

provided that, notwithstanding the foregoing, no consent of the Required Holders shall be required pursuant to this Section 9.01 if such transaction would result in the automatic conversion of the Notes pursuant to Section 4.02.

(2) If the Company is not the Surviving Person of a transaction referred to in Section 9.01(1) and such transaction would not result in the automatic conversion of the Notes pursuant to Section 4.02, the right of a Holder to convert a Note will be changed into a right to convert each U.S.$1,000 of Notes into the kind and amount of shares, other securities or other property or assets (including cash or any combination thereof) that a holder of the number of Common Shares equal to the Non-IPO Conversion Rate immediately prior to such transaction would have been entitled to receive in such transaction (or, if such transaction resulted in the Common Shares being converted into more than one type of consideration, the weighted average of the types and amounts of consideration received by holders of Common Shares in such transaction).

9.02 Vesting of Powers in Successor

Whenever the conditions of Section 9.01 have been duly observed and performed, the Trustee will execute and deliver a supplemental indenture as provided for in Section 10.05 then:

(1) the Successor Person will possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company, as applicable, or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the like directors or officers of such successor; and

(2) the Company will be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 10

AMENDMENTS

10.01 Without Consent of Holders

Without the consent of any Noteholders, the Company and the Trustee may amend or supplement this Indenture or the Notes to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, as applicable;

(3) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Noteholders;

(4) decrease the Non-IPO Conversion Price and/or the IPO Conversion Price;

(5) provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(6) secure the Notes;

(7) add guarantees with respect to the Notes;

(8) evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(9) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture and in compliance with Applicable Securities Laws, including to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders of Notes to transfer Notes in any material respect (except to the extent required by Applicable Securities Laws); or

(10) comply with the rules of any applicable depository.

After an amendment under this Section becomes effective, the Company shall send to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

10.02 With Consent of Holders

This Indenture or the Notes may be amended or supplemented with the consent of the Required Holders, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Holders. However, without the consent of each Noteholders affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes in a manner adverse to Holders (other than solely with respect to the minimum notice periods required for redemption of Notes described in Section 3.03 or in paragraph 5 of the Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration), or make any changes to any Event of Default relating the payment of principal of, or interest, if any, on, the Notes or make any changes to any remedies available upon an Event of Default;

(5) make any Note payable in money other than that stated in the Notes or make any changes to Section 2.14;

(6) make any change adverse to Holders in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, if any, on, the Notes; or

(7) make any change in the preceding amendment, supplement and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall send to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

10.03 Revocation and Effect of Consents and Waivers

(1) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective in accordance with its terms.

(2) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

10.04 Notation on or Exchange of Notes

If an amendment changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee shall, in that case, place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

10.05 Trustee to Sign Amendments

In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution have been complied with. The Trustee may, but shall not be obligated to, enter into any amendment or supplemental indentures which affect the Trustee's own rights, duties, immunities, or indemnities under this Indenture, the Notes or otherwise. The Trustee will sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

ARTICLE 11

SATISFACTION AND DISCHARGE

11.01 Satisfaction and Discharge

(1) This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), when:

(A) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment cash has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, or interest, if any, on the Notes to the date of stated maturity or redemption;

(B) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of security interests to secure such borrowings);

(C) the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(D) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at stated maturity or on the redemption date, as the case may be.

(2) In connection with any discharge under this Article 11, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 12

MISCELLANEOUS

12.01 Notices

(1) Any notice, request or communication required or permitted to be sent or delivered to the Company or the Trustee shall be in writing (including facsimile and electronic transmission in PDF format) and delivered in person, mailed by first-class or registered mail or sent by overnight courier or electronic mail addressed as follows:

(A) if to the Company:

Medicus Pharma Ltd.

3400 One First Canadian Place
Toronto, ON M5X 1A4

Email: [Redacted: Personal Information]
Attention: Chief Financial Officer

(B) if to the Trustee:

Odyssey Trust Company
1230-300 5th Ave SW
Calgary, Alberta T2P 3C4

Email [Redacted: Personal Information]
Attention: Corporate Trust

(2) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(3) Any notice or communication required or permitted hereunder to be sent or delivered to a Noteholder shall be mailed, first class or registered mail, or sent by overnight courier, or delivered by electronic mail, to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

(4) Any notice or communication required or permitted hereunder to be sent to a Holder of a Global Note, if and when issued, shall be delivered in accordance with the applicable procedures of the Depository and shall be sufficiently sent if so delivered within the time prescribed.

(5) Failure to send a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

(6) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee's understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions shall assume and be liable for all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Trustee under this Indenture may be submitted by mail or by facsimile or transmission in a portable document format (such as "PDF" or "tiff").

12.02 Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Trustee may require by written notice to the Company:

(1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

12.03 Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

12.04 Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

12.05 Legal Holidays

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest, cost or other charge shall accrue for the intervening period. If a regular record date is a Business Day, the record date shall not be affected.

12.06 Governing Law

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Note, the Company, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

12.07 Successors

All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.08 Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.09 Multiple Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The parties agree to electronic contracting and signatures with respect to this Indenture. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile, PDF, email, photographic or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by such electronic signature as described above shall be deemed to be their original signatures for all purposes. Notwithstanding the foregoing, if any Holder shall request a manually signed counterpart signature to this Indenture, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages within 30 days of such request or such longer period as the requesting Holder and the Company may agree.

12.10 Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

12.11 Waiver of Jury Trial

THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.12 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 12.12.

12.13 Anti Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable Anti-Money Laundering Laws, anti-terrorist financing or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non- compliance with any applicable Anti-Money Laundering Laws, anti-terrorist financing or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement; provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such ten (10) day period, then such resignation shall not be effective.

12.14 No Registered Securities

The Company confirms to the Trustee that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the Exchange Act or have a reporting obligation pursuant to Section 15(d) of the Exchange Act. The Company covenants to the Trustee that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the Exchange Act or the Company shall incur a reporting obligation pursuant to Section 15(d) of the Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Company in accordance with the Exchange Act, the Company shall promptly notify the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Company acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE COMPANY:

MEDICUS PHARMA LTD.

Per:	/s/ Dr. Raza Bokhari
Name: Dr. Raza Bokhari
Title: Chairman & CEO

THE TRUSTEE:
ODYSSEY TRUST COMPANY

Per:	/s/ Dan Sander
Name: Dan Sander
Title: President, Corporate Trust

Per:	/s/ Amy Douglas
Name: Amy Douglas
Title: Senior Director, Corporate Trust

APPENDIX

PROVISIONS RELATING TO SECURITIES

1. Interpretation

1.1 Definitions

For the purposes of this Appendix the following terms have the meanings indicated below:

"Agent Members" means the Depository or its nominee, members of, or participants in the Depository.

"Definitive Note" means a certificated Note or an uncertificated Note (Direct Registration System) bearing, if required, the appropriate restricted securities legend(s) set forth in Section 2.3(d).

"Depository" means CDS Clearing and Depository Services Inc., its nominees and their respective successors, or such other Person designated by the Company as Depository from time to time.

"Notes Custodian" means the custodian with respect to the Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

"Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A. "Regulation D" means Regulation D under the Securities Act.

"Regulation S" means Regulation S under the U.S. Securities Act.

"Regulation S Global Note" has the meaning given to it in Section 2.3(b)(ii) of this Appendix. "Rule 144A" means Rule 144A under the Securities Act.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Transfer Restricted Notes" means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d)(ii) hereto.

"U.S. Accredited Investor" means an "accredited investor" meeting one or more of the criteria of Rule 501(a) of Regulation D.

"U.S. Global Note" has the meaning given to it in Section 2.3(b)(ii) of this Appendix. "U.S. Person" means a "U.S. person" as defined in Rule 902(k) of Regulation S.

"U.S. Subscriber" means a Person who is: (a) at the time of purchase, (i) a U.S. Person, or (ii) a Person purchasing such Notes on behalf of, or for the account or benefit of, any U.S. Person or any Person in the United States, (b) a Person who receives or received an offer to acquire such Notes while in the United States, and (c) any Person who was in the United States at the time such Person's buy order was made or the subscription agreement pursuant to which such Notes were acquired was executed or delivered, in each case other than where such Person is a Qualified Institutional Buyer.

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2. The Notes

2.1 Form and Dating. The Notes shall be issued initially in definitive note form, either certificated or uncertificated (Direct Registration System) (the "Definitive Notes"), in each case without interest coupons and with the appropriate restricted securities legend set forth in Section 2.3(d).

2.2 Authentication and Delivery. If the Notes are issued as certificated Notes or Global Notes, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver on the date of issuance of such Notes, certificated Notes in such names and amounts as the Company shall direct in the Authentication Order. If the Notes are issued as via the Direct Registration System, the Trustee shall, upon receipt of a Treasury Direction, deliver Notes via the Direct Registration System in such names and amounts as the Company Shall Direct in the Treasury Direction.

2.3 Transfer and Exchange

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) to a U.S. Accredited Investor or pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 (if available) under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company or Trustee so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on such Note and as set forth in Section 2.3(d)(ii) of this Appendix.

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(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a Qualified Institutional Buyer in accordance with Rule 144A or (B) being transferred in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available); and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to a Global Note issued in respect of Notes issued to a U.S. Person ("U.S. Global Note") (in the case of a transfer pursuant to clause (b)(i)(A)) or a Global Note issued in respect of Notes issued in reliance on Regulation S ("Regulation S Global Note") (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the U.S. Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the U.S. Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the U.S. Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no U.S. Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new U.S. Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes

(i) If and when a Global Note is issued hereunder, the transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

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(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a beneficial interest in a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Legends

(i) Each Note certificate or Direct Registration System statement evidencing the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof and all Common Shares issued in respect of interest on any Interest Payment Date and upon conversion of the Notes) other than those issued to a U.S. Subscriber shall bear the following legend in substantially the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DATE OF DISTRIBUTION OF THE SECURITIES] AND (II) THE DATE MEDICUS PHARMA LTD. (THE "COMPANY") BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

(ii) Except as permitted by following paragraphs (iii) and (iv), each Note certificate or Direct Registration System statement issued to a U.S. Subscriber evidencing the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof all Common Shares issued in respect of interest on any Interest Payment Date and upon conversion of the Notes) shall bear the following legend in substantially the following form:

"THE OFFER AND SALE OF SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE AS A RESULT OF INTEREST PAYABLE AND UPON CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDICUS PHARMA LTD. (THE "COMPANY") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

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[EACH GLOBAL NOTE SHALL ALSO BEAR THE FOLLOWING ADDITIONAL LEGEND]:

"THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."

(iii) Upon any sale or transfer of a Transfer Restricted Note in the United States pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in the paragraph (ii) above (other than the last paragraph thereof unless such legend can be removed pursuant to its terms) and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note) and provides such legal opinions, certifications and other information as the Company or the Trustee may require.

(iv) Upon any sale or transfer of a Transfer Restricted Note outside the United States in compliance with the requirements of Regulation S, and such securities were acquired when the Company qualified as a "foreign issuer" (as defined in Rule 902 of Regulation S), the foregoing legend set forth in the paragraph (ii) above may be removed by providing a declaration to the Registrar and the Company in the form set forth on the reverse of the Note or in such other form as the Company may prescribe from time to time.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f) No Obligation of the Trustee

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at its designated corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall, upon receipt of an Authentication Order or a Treasury Direction, as applicable, authenticate and deliver, as applicable, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 10 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner's Notes as if such Definitive Notes had been issued.

7

EXHIBIT 1
to

APPENDIX

[FORM OF FACE OF SECURITY]

[Each Note certificate or Direct Registration System statement evidencing the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof and all Common Shares issued in respect of interest on any Interest Payment Date and upon conversion of the Notes) other than those issued to a U.S. Subscriber shall bear the following legend:]

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DATE OF DISTRIBUTION OF THE SECURITIES] AND (II) THE DATE MEDICUS PHARMA LTD. (THE "COMPANY") BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

[Except as permitted by Section 2.3(d)(iii) or Section 2.3(d)(iv) of the Appendix of the Indenture, each Note certificate or Direct Registration System statement issued to a U.S. Subscriber evidencing the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof all Common Shares issued in respect of interest on any Interest Payment Date and upon conversion of the Notes) shall bear the following legend:]

"THE OFFER AND SALE OF SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE AS A RESULT OF INTEREST PAYABLE AND UPON CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDICUS PHARMA LTD. (THE "COMPANY") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

[Global Notes Legend to be added to a Global Note if and when issued pursuant to this Indenture]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.

9

[CUSIP [] ISIN []]

No. ____________	U.S.$________

10.00% Unsecured Convertible Notes due 2025

Medicus Pharma Ltd., a corporation subsisting under the Business Corporations Act (Ontario), promises to pay to [_________________] or its registered assigns, [the principal sum of U.S.$_____________ (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Note attached hereto)]* on December 31, 2025.

Interest Payment Dates: May 1 and November 1 of each year; commencing November 1, 2024.

Record Dates: April 15 and October 15 of each year.

Additional provisions of this Note are set forth on the other side of this Note.

*Include if Global Note

1

IN WITNESS WHEREOF, Medicus Pharma Ltd. has caused this instrument to be duly executed.

MEDICUS PHARMA LTD.

By: _______________________________________	By: _______________________________________
Name:	Name:
Title:	Title:

Dated:

TRUSTEE'S CERTIFICATE OF

AUTHENTICATION

ODYSSEY TRUST COMPANY, as Trustee,
certifies that this is one of the Notes referred to
in the Indenture.

By: _______________________________________

        Authorized Signatory

Dated:

2

[FORM OF REVERSE SIDE OF SECURITY]

10.00% Unsecured Convertible Notes due 2025

1. Interest

Medicus Pharma Ltd., a corporation subsisting under the Business Corporations Act (Ontario) (the "Company"), and its successors and permitted assigns under the Indenture hereinafter referred to, promises to pay interest on the principal amount of this Note semi-annually in arrears on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing November 1, 2024. Interest shall accrue at the rate of 10.00% per annum and, except for Cash Interest (as defined below), shall, subject to all necessary regulatory approval (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), be payable in Common Shares, unless, subject to the provisions and conditions of Section 2.13 of the Indenture, a Holder has elected to receive cash in lieu of Common Shares by delivering a Cash Interest Payment Election Notice to the Company and the Trustee. Notwithstanding anything to the contrary herein, (i) interest for the final interest period ending on the Maturity Date will be paid entirely in cash ("Maturity Date Interest") in the same manner as the repayment of the aggregate principal amount of the Notes then outstanding and (ii) the payment of accrued and unpaid interest in connection with any redemption or repurchase of the Notes under this Indenture will be made solely in cash (any such interest, Maturity Date Interest and other interest payable in cash in accordance with the Indenture, being "Cash Interest"). To the extent necessary regulatory approvals have not been obtained to issue Common Shares in respect of the interest payable on any Interest Payment Date or upon a conversion, as applicable (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), the Company will pay such interest in cash as Cash Interest.

2. Method of Payment

(a) The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on April 15 and October 15 immediately preceding the relevant Interest Payment Date to the extent required under the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, and Cash Interest, if any, in U.S. Dollars. Payments in respect of the Notes represented by a Global Note (including principal and Cash Interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company shall make all payments in respect of a certificated Note (including principal and Cash Interest, if any) by mailing a cheque to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 5 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(b) If all necessary regulatory approvals have been obtained for the Company to pay interest in Common Shares (including any required approval of the Principal Exchange and any stock exchange on which the Common Shares are then listed), the Company shall deliver a certificate or certificates representing such Common Shares or deposit such Common Shares through the Depository's non-certificated system or via the Direct Registration System (in each case, including any restrictions or legends that may be required under Applicable Securities Laws) to the Holder on the applicable Interest Payment Date or conversion date (as applicable) and not later than ten (10) Business Days following a conversion.

3. Paying Agent and Registrar

Initially, Odyssey Trust Company (the "Trustee") will act as Paying Agent and Registrar and transfer agent. The Company may appoint and change any Paying Agent, Registrar, co-registrar or transfer agent without notice. The Company may act as Paying Agent, Registrar or co-registrar.

1

4. Indenture

(a) The Company issued the Notes under an Indenture dated as of May 3, 2024 (the "Indenture"), between the Company and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms.

(b) The Notes are unsecured obligations of the Company and will be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

(a) At any time on or after the Par Call Date but prior to the Maturity Date, the Company may on any one or more occasions redeem all of the Notes outstanding at such time, or a part of the Notes having an aggregate principal amount equal to not less than U.S.$1,000 (or the aggregate principal amount of Notes then outstanding, whichever is less), upon not less than 10 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c) If the optional redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest on the Notes, if any, will be paid only to the Person in whose name the Note is registered at the close of business on such Record Date.

(d) The Company shall cause notice of such redemption to be sent to the Noteholders not less than 10 nor more than 60 days prior to the redemption date, except that redemption notices issued in connection with a satisfaction or discharge of the Indenture may be sent more than 60 days prior to the redemption date.

(e) An optional redemption may be subject to one or more conditions, including completion of a corporate transaction or other event, and the Company may postpone the optional redemption date or cancel the optional redemption until such conditions have been satisfied.

6. Notice of Redemption

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to the Holders of the Notes at their respective registered addresses. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Notice of any redemption upon any corporate transaction or other event may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

2

7. Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period of 15 days before the redemption date.

9. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Required Holders and (b) any default or noncompliance with any provision may be waived with the written consent of the Required Holders. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholders, the Company and the Trustee shall be entitled to amend the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, or to make a change that would provide additional rights or benefits to Holders or that does not adversely affect the legal rights under the Indenture of any Holder, or to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee.

12. Trustee Dealings with the Company

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

A director, officer, employee, incorporator or member, partner, trustee, beneficiary or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

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14. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers, ISINs, etc.

The Company in issuing the Notes may use "CUSIP" numbers, ISINs and "Common Code" numbers (in each case if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any "CUSIP" numbers, ISINs or "Common Code" numbers applicable to the Notes.

17. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

The Company shall furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Medicus Pharma Ltd., 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada M5X 1A4, Attention: Chief Financial Officer.

4

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐ to the Company; or

(1)	☐	inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(2)	☐	to an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933), and there has been furnished to the Trustee a signed letter containing certain representations and agreements and, if requested by the Company, such transferee shall have furnished to the Company and the Trustee an opinion of counsel to the effect that such transfer is in compliance with the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, and there has been furnished to the Trustee a signed letter containing certain representations and agreements and, if required, an Opinion of Counsel in respect of such transfer; or

(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933.

5

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

_________________________________________________
                                     Signature

Signature

Guarantee*:    ___________________________________________

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________

To be executed by an executive officer                                                  _________________________________________________

6

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal amount	Signature of
	decrease in	increase in	of this Global	authorized
Date of	principal amount	principal amount	Note following	signatory of
	of this Global	of this Global	such decrease or	Trustee or Notes
Exchange	Note	Note	increase	Custodian

7

Exhibit A

Form of

Transferee Letter of Representation

ODYSSEY TRUST COMPANY
1230 - 300 5TH AVENUE S.W.

CALGARY, ALBERTA
CANADA T2P 3C4

RE: INDENTURE, DATED MAY 3, 2024, IN RESPECT OF 10.00% UNSECURED CONVERTIBLE NOTES DUE 2025 OF MEDICUS PHARMA LTD.

Ladies and Gentlemen:

This certificate is delivered to request a transfer of U.S.$_________________ principal amount of the 10.00% Unsecured Convertible Notes due 2025 (the "Notes") of Medicus Pharma Ltd. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:      __________________________________________________________

Address:  _____________________________________________________________________________________________________

_____________________________________________________________________________________________________________

Taxpayer ID Number:  ________________________

The undersigned represents and warrants to you that:

1. We are an "accredited investor" (as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an "accredited investor" and, if requested by the Company, we are furnishing herewith an Opinion of Counsel that such purchase is in compliance with the Securities Act, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a (a) "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A (b) or to an "accredited investor" as defined in Rule 501(a) under the Securities Act, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause, (ii)(b), (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

A-1

TRANSFEREE  ___________________________________________

By:   _______________________________________________

A-2

Exhibit B

Form of

Converting Noteholder Letter of Representation

TO:            MEDICUS PHARMA LTD. (THE "COMPANY")

AND TO:   ODYSSEY TRUST COMPANY (THE "TRUSTEE")

RE: INDENTURE, DATED MAY 3, 2024, IN RESPECT OF 10.00% UNSECURED CONVERTIBLE NOTES DUE 2025 OF MEDICUS PHARMA LTD.

Ladies and Gentlemen:

This certificate is delivered in connection with a conversion (the "Conversion") of U.S.$[•] principal amount of the 10.00% Unsecured Convertible Notes due 2025 (the "Notes") of the Company, into [●] Common Shares (the "Shares") pursuant to Article 5 of the Indenture.

The undersigned represents and warrants to you that:

1. We are an "accredited investor" (as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "Securities Act")), acquiring the Shares for our own account or for the account of such an "accredited investor" and we are acquiring the Shares not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Shares, and we invest in or purchase securities similar to the Shares in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Shares have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are acquiring Shares to offer, sell or otherwise transfer such Shares prior to the date that is one year after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Shares (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is (a) a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A, or (b) to an "accredited investor" as defined in Rule 501(a) under the Securities Act, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Shares pursuant to clause (ii)(b), (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

3. We understand that any Shares issued upon conversion of Notes bearing a U.S. restrictive legend will also bear such U.S. restrictive legend which may impact the transferability of the Shares.

CONVERTING

NOTEHOLDER   ________________________________________

By:  _____________________________________________

B-1

Exhibit C

Form of Declaration for Removal of Legend

TO:             MEDICUS PHARMA LTD. (THE "COMPANY")

AND TO:   ODYSSEY TRUST COMPANY (THE "TRUSTEE")

AND TO:   [REGISTRAR OF THE COMPANY]

The undersigned (A) acknowledges that the sale of the ___________________ (the "Securities") of the Company represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a "distributor", as defined in Regulation S, or an affiliate of a "distributor"; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the Securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the Securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ________________________________.

X
   Signature of individual (if Holder is an individual)

X
   Authorized signatory (if Holder is not an individual)

________________________________________________
Name of Holder (please print)

________________________________________________
Name of authorized signatory (please print)

________________________________________________
Official capacity of authorized signatory (please print)

C-1

Schedule 1

Cash Interest Payment Election Notice

TO:             MEDICUS PHARMA LTD. (THE "COMPANY")

AND TO:   ODYSSEY TRUST COMPANY (THE "TRUSTEE")

RE:             INDENTURE, DATED MAY 3, 2024, IN RESPECT OF 10.00% UNSECURED CONVERTIBLE
                    NOTES DUE 2025 OF MEDICUS PHARMA LTD (THE "INDENTURE")

Note:           All capitalized terms used herein have the meaning ascribed thereto in the Indenture, unless otherwise indicated.

Pursuant to Section 2.13 of the Indenture, the undersigned registered holder of 10.00% Unsecured Convertible Notes due 2025 hereby notifies you that the undersigned is irrevocably electing to receive [the accrued interest due on the Interest Payment Date which occurs on____________, 20_____] [the accrued and unpaid interest due upon the conversion of the Notes on or about ____________, 20_____] in cash.

Dated: __________________________________
(Signature of Registered Holder)

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Schedule 2

Conversion Notice

TO:             MEDICUS PHARMA LTD. (THE "COMPANY")

AND TO:    ODYSSEY TRUST COMPANY (THE "TRUSTEE")

RE:             INDENTURE, DATED MAY 3, 2024, IN RESPECT OF 10.00% UNSECURED CONVERTIBLE
                    NOTES DUE 2025 OF MEDICUS PHARMA LTD. (THE "INDENTURE")

Note:           All capitalized terms used herein have the meaning ascribed thereto in the Indenture, unless otherwise indicated.

The undersigned registered holder of 10.00% Unsecured Convertible Notes due 2025 irrevocably elects to convert such Notes (or U.S.$[●] principal amount thereof) in accordance with the terms of the Indenture referred to in such Notes and tenders herewith the Notes, and, if applicable, directs that the Common Shares of the Company issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated: __________________________________
(Signature of Registered Holder)

* If less than the full principal amount of the Notes, indicate in the space provided the principal amount (which must be U.S.$1,000 or integral multiples thereof).

NOTE:  If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words:

"SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered) Name:

Name:  ______________________________________________

_____________________________________________________
(Address)

_____________________________________________________
(City, Province and Postal Code)

Name of guarantor:  _____________________________________________________

Authorized signature:____________________________________________________

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